As filed with the Securities and Exchange Commission on July 23, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 GREEN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Texas	42-1631980
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

4000 Greenbriar
Houston, Texas 77098
713 275-8220	77098
(Address of Principal Executive Offices)	(Zip Code)

GREEN BANCORP, INC. 2014 OMNIBUS EQUITY INCENTIVE PLAN
(Full title of the plan)

Terry S. Earley
Executive Vice President and Chief Financial Officer
Green Bancorp, Inc.
4000 Greenbriar
Houston, Texas 77098
(713) 275-8220
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Michael J. Zeidel, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common stock, par value $0.01 per share	650,000	$22.15	$14,397,500	$1,792.49

(1)         Represents additional shares of common stock, par value $0.01 per share (the “Common Stock”), of Green Bancorp, Inc. (the “Company”) reserved for issuance under the Green Bancorp, Inc. 2014 Omnibus Equity Incentive Plan, as amended (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an additional indeterminate number of shares of Common Stock that may be offered or issued under the Plan by reason of stock splits, stock dividends or similar transactions.

(2)         Represents the average of the high and low prices per share of Common Stock as reported on The Nasdaq Stock Market LLC on July 20, 2018.

(3) Computed in accordance with Rule 457(h) and (c) under the Securities Act.

EXPLANATORY NOTE

The Company is filing this registration statement on Form S-8 to register an additional 650,000 shares of Common Stock for issuance under the Plan. The increase in the number of shares of Common Stock authorized for issuance under the Plan was approved by the Company’s stockholders at its 2018 Annual Meeting of Stockholders held on May 23, 2018. Pursuant to General Instruction E to Form S-8, the contents of the earlier registration statement on Form S-8 related to the Plan filed on August 8, 2014 (File No. 333-197953) are incorporated herein by reference and made part of this registration statement except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (“SEC”) are incorporated by reference in this registration statement:

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 15, 2018;

(2) The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on May 10, 2018;

(3) The Company’s Current Reports on Form 8-K filed with the SEC on February 5, 2018, April 26, 2018, May 24, 2018 and May 29, 2018; and

(4)	The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A
(File No. 001-36580), filed with the SEC on July 29, 2014.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents with the SEC.

In addition, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.   Exhibits.
 The Company herewith files or incorporates by reference the exhibits identified below:

Exhibit No.	Description

4.1
Green Bancorp, Inc. 2014 Omnibus Equity Incentive Plan. Incorporated by reference to Exhibit 10.2f to Green Bancorp, Inc.’s Amendment No. 1 to Registration Statement on Form S-1 dated July 29, 2014 (Registration No. 333-196982).

4.2*	Amendment to the Green Bancorp, Inc. 2014 Omnibus Equity Incentive Plan.

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature pages hereto).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on July 23, 2018.

GREEN BANCORP, INC.

By:	/s/ Manuel J. Mehos
Name:	Manuel J. Mehos
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Manuel J. Mehos and Terry S. Earley, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Name	Title	Date

/s/ Manuel J. Mehos	Chairman and Chief Executive Officer (Principal	July 23, 2018
Manuel J. Mehos	Executive Officer)

/s/ Terry S. Earley	Executive Vice President and Chief Financial Officer	July 23, 2018
Terry S. Earley	(Principal Financial and Principal Accounting Officer)

/s/ Stephen Eisenstein	Director	July 23, 2018
Stephen Eisenstein

/s/ William Don Ellis	Director	July 23, 2018
William Don Ellis

/s/ Steven D. Lerner	Director	July 23, 2018
Steven D. Lerner

/s/ Scott Schaen	Director	July 23, 2018
Scott Schaen

/s/ Stefanie L. Shelley	Director	July 23, 2018
Stefanie L. Shelley

/s/ Alan M. Silberstein	Director	July 23, 2018
Alan M. Silberstein

/s/ Robert B.B. Smith	Director	July 23, 2018
Robert B. B. Smith

/s/ Derek L. Weiss	Director	July 23, 2018
Derek L. Weiss